UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 2, 2005 (November 29, 2005)

Bio-Bridge Science, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51497	20-1802936
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 West 22nd Street, Suite 615, Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 928-0869

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2005, Bio-Bridge Science, Inc. (the “Company”) entered into an Investment Agreement (the “Agreement”) with Dutchess Private Equities Fund, LP, a Delaware limited partnership based in Boston (“Dutchess“). Under the terms of the Agreement, Dutchess has agreed to purchase from the Company up to $10,000,000 of the Company’s common stock over a 24-month period. After a registration statement covering the resale of up to 2,000,000 shares of the Company’s common stock is declared effective, the Company has the right to deliver a put notice and sell to Dutchess (i) $100,000 of its common stock or (ii) 200% of the average daily volume of its for the 10 trading days prior to the put notice date, multiplied by the average of three daily closing bid prices immediately preceding the put date. The purchase price per share identified in each put notice will be equal to 95% of the lowest closing best bid price of the Company’s common stock during five trading days after the applicable put notice date. Pursuant to the terms of the Agreement, the Company has the right to control the timing and amount of stock sold to Dutchess. The Company is not entitled to submit a put notice until after the closing of the previous put notice. Pursuant to the Agreement, upon receipt of a put notice, Dutchess will be required to purchase from the Company during the applicable pricing period a number of shares having an aggregate purchase price equal to the lesser of (i) the put amount identified in the put notice, and (ii) 20% of the aggregate trading volume of the Company’s common stock during the pricing period multiplied by the lowest closing bid price during the applicable pricing period. In addition, the Agreement requires the Company to pay a registered broker dealer 2.5% of the put amount on each draw toward the placement agent fee up to a total cumulative amount of $10,000. The Agreement terminates upon the earlier to occur of the following events: (i) when Dutchess has purchased an aggregate $10,000,000 in the Company’s common stock, or an aggregate of 2,000,000 shares of the Company’s common stock; and (ii) on the date which is 24 months after the effective date of the registration statement. A copy of the Agreement is included as Exhibit 10.1 to this report and incorporated in its entirety herein by reference.

On November 29, 2005, the Company and Dutchess entered into a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement within 30 days for purposes of registering the resale of 2,000,000 shares of common stock to be issued under the terms of the Agreement. A copy of the Registration Rights Agreement is included as Exhibit 10.2 to this report and incorporated in its entirety herein by reference. Other than in respect of this transaction, there are no material relationships between the Company and Dutchess, or their respective affiliates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report on Form 8-K:

10.1	Investment Agreement between Registrant and Dutchess Private Equities Fund, L.P. dated November 29, 2005.

10.2	Registration Rights Agreement between Registrant and Dutchess Private Equities Fund, L.P. dated November 29, 2005.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-BRIDGE SCIENCE, INC.

Date: December 2, 2005	By:	/s/ Liang Qiao
Liang Qiao Chief Executive Officer

Exhibit Index

No.	Document

10.1	Investment Agreement between Registrant and Dutchess Private Equities Fund, L.P. dated November 29, 2005.

10.2	Registration Rights Agreement between Registrant and Dutchess Private Equities Fund, L.P. dated November 29, 2005.